UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2018

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2018, Orchids Paper Products Company (the “Company”) entered into Amendment No. 7 (the “Credit Agreement Amendment”) to its Second Amended and Restated Credit Agreement dated June 25, 2015 by and among the Company, U.S. Bank National Association (“U.S. Bank”) and the other lenders party thereto (as amended, the “Credit Agreement”).

The Credit Agreement Amendment, among other things, (i) waives any existing Events of Default (as defined in the Credit Agreement) and any Events of Default that would occur as a result of the Company’s breach of an existing financial covenant for the period ending March 31, 2018; (ii) reinstates the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) requirement of 1.2:1 as of June 30, 2018; (iii) changes the Leverage Ratio (as defined in the Credit Agreement) requirement to 5.5:1.0 as of June 30, 2018, and 3.5:1.0 as of September 30, 2018 and for quarter-ends thereafter; (iv) provides that principal payments will be made monthly rather than quarterly; (v) modifies the Borrowing Base (as defined in the Credit Agreement) to provide that the advance rates on eligible accounts receivable and certain items of inventory will increase through June 30, 2018, at which time such rates will revert to the rates in existence prior to the Credit Agreement Amendment; (vi) modifies the pricing schedule applicable to interest rates and the commitment fees under the Credit Agreement to increase such rates and fees by 1.0% when the Leverage Ratio is at the highest level; and (vii) amends certain reporting requirements, including the frequency thereof.

The Credit Agreement Amendment also established additional financial covenants, specifically that the Company:

•	will not permit its EBITDA, measured monthly on a trailing three month basis, for each month end beginning January 31, 2018 through and including August 31, 2018 to be less than, respectively: $4.6 million (January), $4.6 million (February), $4.9 million (March), $5.7 million (April), $6.4 million (May), $7.1 million (June), $8.0 million (July), and $9.0 million (August).
•	will not incur Capital Expenditures (as defined in the Credit Agreement), measured monthly on a trailing three month basis, for each month end beginning February 28, 2018 through and including August 31, 2018 to be less than, respectively: $3,152,000 (February), $1,450,000 (March), $1,345,000 (April), $1,089,000 (May), $1,384,000 (June), $1,506,000 (July), and $1,628,000 (August).
•	will maintain a book cash balance of not less than $500,000 at all times until March 15, 2018 and $1.30 million at all times from and after March 16, 2018.
•	will update a rolling 13-week cash flow forecast every third week, the first such forecast being filed on February 28, 2018, and will not disburse more than 110% of the forecasted disbursements for any weekly period on a cumulative basis within the three-week windows between updates, and will not allow net cash flows to be less than 90% of the net cash flows forecasted for any weekly period on a cumulative basis within the three-week windows.

Additionally, the Company previously disclosed its initiative to refinance its existing long-term debt obligations, as well as to explore alternative financing, refinancing, restructuring and capital-raising activities, in order to address its ongoing liquidity needs and to maintain sufficient access to the loan and capital markets on commercially acceptable terms to finance its business. In support of these efforts, the Credit Agreement Amendment requires that the Company (i) by March 15, 2018, retain consultants to assist the Company in formulating a strategic plan to facilitate such activities; and (ii) by June 1, 2018, implement a strategic alternative acceptable to the Company’s lenders to facilitate repayment of the Company’s outstanding debt obligations.

Finally, the Credit Agreement Amendment provides that the proceeds of any capital-raising activity conducted by the Company shall first be applied against the Company’s revolving loans under the Credit Agreement up to an aggregate of $10.00 million. In the event that the Company has not raised at least $5.00 million of market equity by March 31, 2018, the Company will pay its lenders a fee of $210,000.

A fee of up to $632,000 will be paid to the lenders in connection with the Credit Agreement Amendment.

Obligations under the Credit Agreement remain secured by substantially all of the Company’s assets. Also, the Credit Agreement continues to include representations and warranties, and affirmative and negative covenants customary for financings of this type, including, but not limited to, limitations on additional borrowings, additional investments and asset sales.

On March 1, 2018, and in conjunction with the Credit Agreement Amendment, the Company also amended the loan agreement (the “NMTC Loan Agreement”) by and among the Company’s wholly owned subsidiaries and certain Community Development Financial Institutions relating to the Company’s participation in the New Market Tax Credits program of the Internal Revenue Code in order to align the NMTC Loan Agreement with the Credit Agreement. The amendment to the NMTC Loan Agreement incorporated the same substantive changes as the Credit Agreement Amendment.

The foregoing summaries are not complete and are qualified in their entirety by reference to the full text of the Credit Agreement Amendment attached as Exhibit 10.1 to this Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

On March 5, 2018, the Company reported its financial results for the quarter and year ended December 31, 2017. A copy of the Company’s press release containing this information is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, as it relates to the Registrant’s financial results for the quarter ended September 30, 2017, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act unless the Registrant specifically incorporates the information by reference in such a filing, except as provided in the paragraph below.

The items listed below and contained in Exhibit 99.1 to this Form 8-K shall be deemed to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act. Further, these items, and only these items, shall be deemed as incorporated by reference into the filings of the registrant under the Securities Act:

•	Selected Consolidated Income Statement Data for the quarter and year ended December 31, 2017;
•	Selected Consolidated Balance Sheet Data as of December 31, 2017; and
•	Reconciliations of Non-GAAP and GAAP Measurements for the quarter and year ended December 31, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

On March 2, 2018, Rodney D. Gloss, Chief Financial Officer of the Company, advised the Board of Directors of the Company of his intention to resign from the Company effective March 16, 2018. Mr. Gloss will remain with the Company through March 16, 2018 to facilitate an orderly transition of his duties. Mr. Gloss’s decision to leave the Company was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

As previously announced, the Company plans to hold a teleconference to discuss fourth quarter and year-end results at 10:00 a.m. (ET) on Tuesday, March 6, 2018. All interested parties may participate in the teleconference by calling (888) 346-7791 and requesting the Orchids Paper Products teleconference. Those intending to access the teleconference should dial in fifteen minutes prior to the start. The call may also be accessed live via webcast through the Registrant’s website at www.orchidspaper.com under “Investors.” A replay of the teleconference will be available for 30 days on the Company’s website.

Item 9.01.	Financial Statements and Exhibits.

See Item 2.02 above for information in the Exhibit deemed “Furnished” or “Filed” as the case may be.

Exhibit	Description
10.1	Amendment No. 7, dated as of February 28, 2018, to Second Amended and Restated Credit Agreement, dated as of June 25, 2015, among Orchids and U.S. Bank National Association, as administrative agent.
99.1	Press Release, dated March 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: March 5, 2018	By:	/s/ Rodney D. Gloss
Rodney D. Gloss Chief Financial Officer